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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-95966) pertaining to the 1999 Share Incentive Plan of Acadia Realty Trust, in the Registration Statement (Form S-3 No. 33-85190) of Acadia Realty Trust, and in the Registration Statement (Form S-3 No. 333-31630) of Acadia Realty Trust, of our report dated March 2, 2001 with respect to the consolidated financial statements and schedule of Acadia Realty Trust included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP

New York, New York
March 28, 2001